Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Fourth Quarter of 2018

SACRAMENTO, California, January 18, 2019 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.307 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the year ended December 31, 2018. Net income for the quarter ended December 31, 2018 was $4.8 million or $0.30 per share – diluted, compared with net income of $7 thousand or $0.00 per share – diluted for the same period of 2017. Net income for the year ended December 31, 2018 was $15.7 million or $0.96 per share – diluted, compared with net income of $7.3 million or $0.48 per share – diluted for the same period of 2017.

Selected Tax Items:

Financial performance for both 2018 and 2017 includes “selected tax items” which complicate reporting period comparisons. The 2018 results include a $1.5 million decrease in our income tax provision composed of a $988 thousand reversal of our uncertain tax position and a $484 thousand benefit as a result of our cost segregation study and tangible property review. These items were previously disclosed in our form 10-Q filed November 2, 2018. The 2017 results include a $2.5 million increase in our income tax provision as a result of the Tax Cuts and Jobs Act of 2017 disclosed in our 2017 form 10-K filed on March 9, 2018. Management believes that our financial results are more comparative excluding the impact of these selected tax items.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. We believe that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

SELECTED NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Twelve Months Ended
Reconciliation of Net Income (GAAP) to Net Income	December 31,		September 30,	December 31,
Excluding Selected Tax Items (non-GAAP):	2018	2017	2018	2018	2017
Net income (GAAP)	$4,839	$7	$4,032	$15,730	$7,344
Selected tax items:
Reversal of uncertain tax position (GAAP)	(988)	—	—	(988)	—
Benefit from cost segregation study and tangible property review (GAAP)	(484)	—	—	(484)	—
Deferred tax asset write-down (GAAP)	—	2,490	—	—	2,490
Total selected tax items	(1,472)	2,490	—	(1,472)	2,490
Net income excluding selected tax items (non-GAAP)	$3,367	$2,497	$4,032	$14,258	$9,834

Earnings per share - diluted (GAAP)	$0.30	$—	$0.25	$0.96	$0.48
Effect of selected tax items	(0.09)	0.15	—	(0.09)	0.16
Earnings per share - diluted excluding selected tax items (non-GAAP)	$0.21	$0.15	$0.25	$0.87	$0.64

Non-GAAP Ratios:
Return on average assets excluding selected tax items	1.01%	0.79%	1.23%	1.11%	0.82%
Return on average equity excluding selected tax items	9.97%	7.69%	12.16%	10.95%	8.48%
Effective tax rate excluding selected tax items	29.2%	34.5%	25.8%	26.3%	31.1%

GAAP Information:
Return on average assets	1.44%	0.00%	1.23%	1.22%	0.61%
Return on average equity	14.32%	0.02%	12.16%	12.08%	6.34%
Effective tax rate	(1.7%)	99.8%	25.8%	18.7%	48.5%

Financial highlights for the year ended December 31, 2018:

●

Net income of $15.7 million was an increase of $8.4 million (114%) from $7.3 million earned during the same period in the prior year. Earnings of $0.96 per share – diluted was an increase of $0.48 (100%) from $0.48 per share – diluted earned during the same period in the prior year and reflects the impact of 2,738,096 shares of common stock sold and issued in the second quarter of 2017.

●	Expenses associated with our pending acquisition of Merchants Holding Company totaled $844 thousand.
●	Net interest income increased $6.2 million (15%) to $47.5 million compared to $41.4 million for the same period in the prior year.
●	Return on average assets improved to 1.22% compared to 0.61% for the same period in the prior year.
●	Return on average equity improved to 12.08% compared to 6.34% for the same period in the prior year.
●	Average loans totaled $915.4 million, an increase of $97.2 million (12%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.220 billion, an increase of $96 million (9%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.098 billion, an increase of $57 million (5%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $930.2 million, an increase of $94.4 million (11%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $168.2 million, a decrease of $37.5 million (18%) compared to same period in the prior year.
●	The Company’s efficiency ratio was 62.5% compared to 67.0% during the same period in the prior year.
●	Nonperforming assets at December 31, 2018 totaled $4.2 million or 0.32% of total assets, a decrease of $1.7 million (28%) since December 31, 2017.
●	Book value per common share was $8.47 at December 31, 2018 compared to $7.82 at December 31, 2017.
●	Tangible book value per common share was $8.36 at December 31, 2018 compared to $7.70 at December 31, 2017.

Financial highlights for the fourth quarter of 2018:

●	Net income of $4.8 million ($0.30 per share –diluted) was an increase of $4.8 million (100%) from $7 thousand ($0.00 per share – diluted) earned during the same period in the prior year.
●	Expenses associated with our pending acquisition of Merchants Holding Company totaled $802 thousand.
●	Net interest income increased $1.6 million (15%) to $12.5 million compared to $10.9 million for the same period in the prior year.
●	Return on average assets improved to 1.44% compared to 0.00% for the same period in the prior year.
●	Return on average equity improved to 14.32% compared to 0.02% for the same period in the prior year.
●	Average loans totaled $923.4 million, an increase of $84.4 million (10%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.260 billion, an increase of $82 million (7%) compared the same period in the prior year.
●	Average deposits totaled $1.158 billion, an increase of $75 million (7%) compared the same period in the prior year.
o	Average non-maturing deposits totaled $1.001 billion, an increase of $113 million (13%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $157.0 million, a decrease of $37.9 million (19%) compared to the same period in the prior year.
●	The Company’s efficiency ratio was 65.1% compared to 64.9% for the same period in the prior year.
●	Nonperforming assets at December 31, 2018 totaled $4.2 million or 0.32% of total assets, an increase of $324 thousand (33% annualized) compared to September 30, 2018.
●	Book value per common share was $8.47 at December 31, 2018 compared to $7.82 at December 31, 2017.
●	Tangible book value per common share was $8.36 at December 31, 2018 compared to $7.70 at December 31, 2017.

Randall S. Eslick, President and CEO commented: “We are pleased to report our financial results for 2018. Our dedicated and hard-working employees performed at a high level as reflected in our strong core deposit and loan growth and enhanced shareholder returns. Their outstanding efforts have positioned the company well for continued success into the future.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933 and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the heading “Risk Factors” and to subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Twelve Months Ended
Net income, average assets and	December 31,		September 30,	December 31,
average shareholders' equity	2018	2017	2018	2018	2017
Net income	$4,839	$7	$4,032	$15,730	$7,344
Average total assets	$1,328,817	$1,251,960	$1,300,278	$1,288,841	$1,198,251
Average total earning assets	$1,259,709	$1,178,037	$1,229,704	$1,220,135	$1,124,555
Average shareholders' equity	$134,033	$128,862	$131,499	$130,218	$115,901

Selected performance ratios
Return on average assets	1.44%	0.00%	1.23%	1.22%	0.61%
Return on average equity	14.32%	0.02%	12.16%	12.08%	6.34%
Efficiency ratio	65.1%	64.9%	58.4%	62.5%	67.0%

Share and per share amounts
Weighted average shares - basic (1)	16,265	16,195	16,252	16,248	15,207
Weighted average shares - diluted (2)	16,345	16,306	16,342	16,332	15,310
Earnings per share - basic	$0.30	$—	$0.25	$0.97	$0.48
Earnings per share - diluted	$0.30	$—	$0.25	$0.96	$0.48

	At December 31,		At September 30,
Share and per share amounts	2018	2017	2018
Common shares outstanding (2)	16,334	16,272	16,330
Book value per common share (2)	$8.47	$7.82	$8.14
Tangible book value per common share (2)(3)	$8.36	$7.70	$8.03

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.79%	12.26%	12.65%
Tier 1 capital ratio	13.71%	13.23%	13.59%
Total capital ratio	15.82%	15.44%	15.75%
Tier 1 leverage ratio	11.21%	10.86%	11.14%
Tangible common equity ratio (5)	10.46%	9.88%	9.98%

Redding Bank of Commerce
Common equity tier 1 capital ratio	13.23%	12.58%	13.14%
Tier 1 capital ratio	13.23%	12.58%	13.14%
Total capital ratio	14.42%	13.81%	14.36%
Tier 1 leverage ratio	10.82%	10.33%	10.78%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of December 31, 2018, the Company had total consolidated assets of $1.307 billion, gross loans of $946.3 million, allowance for loan and lease losses (“ALLL”) of $12.3 million, total deposits of $1.132 billion, and shareholders’ equity of $138.3 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Commercial	$135,543	14%	$142,405	16%	$(6,862)	(5%)	$132,091	14%
Real estate - construction and land development	22,563	2	15,902	2	6,661	42%	20,496	2
Real estate - commercial non-owner occupied	433,708	46	377,668	43	56,040	15%	431,246	47
Real estate - commercial owner occupied	204,622	22	192,023	22	12,599	7%	195,608	21
Real estate - residential - ITIN	37,446	4	41,188	5	(3,742)	(9%)	38,353	4
Real estate - residential - 1-4 family mortgage	34,366	4	30,377	3	3,989	13%	33,473	4
Real estate - residential - equity lines	26,958	3	30,347	3	(3,389)	(11%)	28,713	3
Consumer and other	51,045	5	49,925	6	1,120	2%	47,500	5
Gross loans	946,251	100%	879,835	100%	66,416	8%	927,480	100%
Deferred fees and costs	1,927		1,710		217		1,757
Loans, net of deferred fees and costs	948,178		881,545		66,633		929,237
Allowance for loan and lease losses	(12,292)		(11,925)		(367)		(12,392)
Net loans	$935,886		$869,620		$66,266		$916,845

Average yield on loans during the quarter	4.94%		4.77%		0.17		4.93%
Average yield on loans during the year	4.91%		4.78%		0.13

The Company recorded gross loan balances of $946.3 million at December 31, 2018, compared with $879.8 million and $927.5 million at December 31, 2017 and September 30, 2018, respectively, an increase of $66.4 million and $18.8 million, respectively. Loan production during 2018 was organic and did not rely on loan pool purchases.

Average loan balances were $923.4 million for the quarter ended December 31, 2018, compared with $839.0 million for the quarter ended December 31, 2017 an increase of $84.4 million or 10%. For the year ended December 31, 2018 average loan balances were $915.4 million compared with $818.1 million for the year ended December 31, 2017 an increase of $97.2 million or 12%.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Cash and due from banks	$23,692	8%	$17,979	5%	$5,713	32%	$21,316	6%
Interest-bearing deposits in other banks	23,673	8	48,991	15	(25,318)	(52%)	69,920	21
Total cash and cash equivalents	47,365	16	66,970	20	(19,605)	(29%)	91,236	27

Investment securities:
U.S. government and agencies	40,087	13	40,369	12	(282)	(1%)	35,656	11
Obligations of state and political subdivisions	50,530	17	78,844	24	(28,314)	(36%)	51,562	16
Residential mortgage backed securities and collateralized mortgage obligations	138,503	45	114,592	34	23,911	21%	124,109	38
Corporate securities	2,922	1	4,992	1	(2,070)	(41%)	3,974	1
Commercial mortgage backed securities	24,762	8	26,641	8	(1,879)	(7%)	24,167	7
Other asset backed securities	124	—	2,516	1	(2,392)	(95%)	165	—
Total investment securities - AFS	256,928	84	267,954	80	(11,026)	(4%)	239,633	73

Total cash, cash equivalents and investment securities	$304,293	100%	$334,924	100%	$(30,631)	(9%)	$330,869	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - nominal	2.66%		2.30%		0.36		2.47%
Average yield on interest-bearing due from banks and investment securities during the quarter - tax equivalent	2.77%		2.62%		0.15		2.61%

As of December 31, 2018, we maintained noninterest-bearing cash positions of $23.7 million and interest-bearing deposits of $23.7 million at the Federal Reserve Bank and correspondent banks.

Investment securities totaled $256.9 million at December 31, 2018, compared with $268.0 million and $239.6 million at December 31, 2017 and September 30, 2018, respectively. Our investment securities portfolio provides us with a secondary source of liquidity to fund higher yielding asset opportunities, such as loan originations. During the fourth quarter of 2018, we purchased 19 securities with a par value of $26.6 million and weighted average yield of 3.50% and sold five securities with a par value of $2.6 million and weighted average yield of 3.10%. The sales activity on available-for-sale securities resulted in $3 thousand in net realized gains. During the same period, we received $7.6 million in proceeds from principal payments, calls and maturities within the investment securities portfolio.

Average securities balances and weighted average tax equivalent yields for the quarters ended December 31, 2018 and 2017 were $261.0 million and 2.91% compared to $272.0 million and 2.94%, respectively.

At December 31, 2018, our net unrealized losses on available-for-sale investment securities were $4.3 million compared with net unrealized losses of $452 thousand and $5.8 million at December 31, 2017 and September 30, 2018, respectively. The changes in net unrealized losses on the investment securities portfolio are due to changes in market interest rates and the reclassification of all HTM securities to AFS during the fourth quarter of 2017.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2018	Total	2017	Total	Amount	%	2018	Total
Demand - noninterest-bearing	$347,199	31%	$305,650	28%	$41,549	14%	$361,516	32%
Demand - interest-bearing	517,295	46	496,990	45	20,305	4%	510,553	45
Total demand	864,494	77	802,640	73	61,854	8%	872,069	77

Savings	114,840	10	110,837	10	4,003	4%	111,388	10
Total non-maturing deposits	979,334	87	913,477	83	65,857	7%	983,457	87

Certificates of deposit	152,382	13	189,255	17	(36,873)	(19%)	161,304	13
Total deposits	$1,131,716	100%	$1,102,732	100%	$28,984	3%	$1,144,761	100%

Total deposits at December 31, 2018, increased $29 million or 3% to $1.132 billion compared to December 31, 2017. Total non-maturing deposits increased $65.9 million or 7% compared to the same date a year ago a while certificates of deposit decreased $36.9 million or 19%.

TABLE 5
WHOLESALE AND RECIPROCAL DEPOSITS - UNAUDITED
(amounts in thousands)

	At December 31,		At September 30,
	2018	2017	2018
CDARS / ICS reciprocal deposits	$83,666	$66,279	$78,772
Online listing service wholesale time deposits	22,015	36,060	24,397
Total wholesale and reciprocal deposits	$105,681	$102,339	$103,169

For calendar quarters prior to June 30, 2018, CDARS/ ICS reciprocal deposits were considered to be brokered deposits by regulatory authorities and were reported as such on quarterly Call Reports. With passage of The Economic Growth, Regulatory Relief and Consumer Protection Act in May 2018, these deposits are no longer classified as brokered.

AVERAGE COST OF FUNDS

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 6
AVERAGE COST OF FUNDS - UNAUDITED
For The Three Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2018	2018	2018	2017	2017	2017	2017
Interest-bearing deposits	0.45%	0.42%	0.41%	0.41%	0.42%	0.43%	0.42%	0.39%
Interest-bearing deposits and noninterest-bearing demand	0.31%	0.29%	0.29%	0.29%	0.30%	0.31%	0.31%	0.29%
All interest-bearing liabilities	0.61%	0.64%	0.68%	0.60%	0.59%	0.60%	0.60%	0.56%
All interest-bearing liabilities and noninterest-bearing demand	0.42%	0.45%	0.50%	0.43%	0.42%	0.43%	0.44%	0.42%

INCOME STATEMENT OVERVIEW

TABLE 7
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

	For The Three Months Ended
	December 31,		Change		September 30,	Change
	2018	2017	Amount	%	2018	Amount	%
Interest income	$13,750	$12,047	$1,703	14%	$13,431	$319	2%
Interest expense	1,256	1,178	78	7%	1,304	(48)	(4%)
Net interest income	12,494	10,869	1,625	15%	12,127	367	3%
Provision for loan and lease losses	—	450	(450)	100%	—	—	—%
Noninterest income	1,132	1,282	(150)	(12%)	943	189	20%
Noninterest expense	8,868	7,891	977	12%	7,634	1,234	16%
Income before provision for income taxes	4,758	3,810	948	25%	5,436	(678)	(12%)
Provision for income taxes:
Reversal of uncertain tax position	(988)	—	(988)	100%	—	(988)	(100%)
Benefit from cost segregation study and tangible property review	(484)	—	(484)	100%	—	(484)	(100%)
Net deferred tax asset write-down	—	2,490	(2,490)	(100%)	—	—	—%
Provision for income taxes from operations	1,391	1,313	78	6%	1,404	(13)	(1%)
Total provision for income taxes	(81)	3,803	(3,884)	(102%)	1,404	(1,485)	(106%)
Net income	$4,839	$7	$4,832	100%	$4,032	$807	20%

Basic earnings per share	$0.30	$—	$0.30	100%	$0.25	$0.05	20%
Average basic shares	16,265	16,195	70	—%	16,252	13	—%
Diluted earnings per share	$0.30	$—	$0.30	100%	$0.25	$0.05	20%
Average diluted shares	16,345	16,306	39	—%	16,342	3	—%
Dividends declared per common share	$0.04	$0.03	$0.01	33%	$0.04	$—	—%

Fourth Quarter of 2018 Compared With Fourth Quarter of 2017

Income before provision for income taxes for the fourth quarter of 2018 increased $948 thousand compared to the fourth quarter of 2017. In the current quarter, net interest income was $1.6 million higher and the provision for loan and lease loss was $450 thousand lower. These changes were offset by noninterest income that was $150 thousand lower, and noninterest expenses that were $977 thousand higher.

Net Interest Income

Net interest income increased $1.6 million compared to the same period a year ago.

Interest income for the fourth quarter of 2018 increased $1.7 million or 14% to $13.8 million:

●	Interest and fees on loans increased $1.4 million due to an $84.4 million increase in average loan balances and a 17 basis point increase in the average yield on the loan portfolio.

●

Interest on securities increased $82 thousand due to a 23 basis point increase in average yield on the securities portfolio partially offset by an $11.0 million decrease in average securities balances.

●

Interest on interest-bearing deposits due from banks increased $210 thousand due to an $8.3 million increase in average interest-bearing deposit balances, and a 96 basis point increase in average yield.

Interest expense for the fourth quarter of 2018 increased $78 thousand or 7% to $1.3 million:

●

Interest expense on interest bearing deposits increased $85 thousand. Average interest-bearing demand and savings deposit balances increased $62.2 million, while average certificate of deposit balances decreased $37.9 million. The average rate paid on interest-bearing deposits increased three basis points.

●	Interest expense on other interest bearing liabilities decreased $7 thousand due to decreased average term debt balances.

Provision for loan and lease loss

As a result of continued improved asset quality, no provision for loan and lease losses was necessary during the current quarter. A provision for loan and lease losses of $450 thousand was recorded during the same quarter a year ago.

Noninterest Income

Noninterest income for the three months ended December 31, 2018 decreased $150 thousand compared to the fourth quarter for 2017. The decrease was due to gains on sale of investment securities and OREO properties in the prior year totaling $282 thousand that did not recur in the current year. The decrease was offset by a $96 thousand special dividend on Federal Home Loan Bank of San Francisco stock.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2018 increased $977 thousand compared to the same period a year previous primarily due to $802 thousand in acquisition costs.

The Company’s efficiency ratio of 65.1% for the fourth quarter of 2018 was inflated by acquisition costs. The ratio during the same period in 2017 was 64.9%.

Income Tax Provision

For the three months ended December 31, 2018, our negative income tax provision of $81 thousand on pre-tax income of $4.8 million included:

●	$(988) thousand benefit due to the reversal of our uncertain tax position.

●	$(484) thousand benefit as a result of our cost segregation study and tangible property review.

●	$1.4 million tax provision on pre-tax net operating income of $4.8 million (29.2%).

o	The current quarter includes $765 thousand of acquisition costs which are not tax deductible.

This compares with a provision for income taxes for the fourth quarter of the prior year of $3.8 million on pre-tax income of $3.8 million which included:

●	$2.5 million write-down of our deferred tax assets resulting from the Tax Cuts and Jobs Act enacted on December 22, 2017

●	$1.3 million tax provision on pre-tax net operating income of $3.8 million (34.5%).

Fourth Quarter of 2018 Compared With Third Quarter of 2018

Income before provision for income taxes for the fourth quarter of 2018 decreased $678 thousand compared to the third quarter of 2018. In the current quarter, net interest income was $367 thousand higher and noninterest income was $189 thousand higher. These positive changes were offset by noninterest expense that was $1.2 million higher.

Net Interest Income

Net interest income increased $367 thousand over the prior quarter.

Interest income for the three months ended December 31, 2018 increased $319 thousand or 2% to $13.8 million.

●	Interest and fees on loans decreased $74 thousand due to a $7.5 million decrease in average loan balances.

●	Interest on investment securities increased $213 thousand due to a $12.6 million increase in average securities balances and a 20 basis point increase in average yield on the investment portfolio.

●	Interest on interest-bearing deposits due from banks increased $180 thousand due to a $24.9 million increase in average balances and a 29 basis point increase in average yield.

Interest expense for the three months ended December 31, 2018 decreased $48 thousand or 4% to $1.3 million.

●

Interest expense on deposits increased $88 thousand as average interest-bearing demand and savings deposits increased $31.1 million, average certificates of deposit decreased $6.3 million and the average rate paid on these deposits increased by one basis point.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco decreased $121 thousand. There were no Federal Home Loan Bank of San Francisco borrowings outstanding in the current quarter compared to an average balance of $22.3 million for the prior quarter.

●	Interest expense on other term debt decreased $15 thousand.

Provision for loan and lease loss

As a result of continued improved asset quality, no provision for loan and lease losses was necessary during the current or previous quarter.

Noninterest Income

Noninterest income for the three months ended December 31, 2018 increased $189 thousand, the increase was due to an increase in gains on sale of OREO properties $71 thousand and a $96 thousand special dividend on Federal Home Loan Bank of San Francisco stock.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2018 increased $1.2 million. The increase was due to $802 thousand in acquisition costs and $293 thousand of expense incurred for our cost segregation study and tangible property review.

The Company’s efficiency ratio of 65.1% for the fourth quarter of 2018 was inflated by acquisition costs. The ratio during the prior quarter was 58.4%.

Income Tax Provision

For the three months ended December 31, 2018, our negative income tax provision of $81 thousand on pre-tax income of $4.8 million included:

●	$(988) thousand benefit due to the reversal of our uncertain tax position.

●	$(484) thousand benefit as a result to our cost segregation study and tangible property review.

●	$1.4 million tax provision on pre-tax net operating income of $4.8 million (29.2%).

o	The current quarter includes $765 thousand of acquisition costs which are not tax deductible.

This compares with a provision for income taxes for the prior quarter of $1.4 million on pre-tax income of $5.4 million (25.8%).

Earnings Per Share

Diluted earnings per share were $0.30 for the three months ended December 31, 2018 compared with diluted earnings per share of $0.00 for the same period a year ago and diluted earnings per share of $0.25 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in table 7 presented earlier in this press release.

TABLE 8a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	December 31, 2018			December 31, 2017			September 30, 2018
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$923,409	$11,494	4.94%	$839,004	$10,083	4.77%	$930,863	$11,568	4.93%
Taxable securities	218,137	1,469	2.67%	199,849	1,211	2.40%	199,883	1,209	2.40%
Tax-exempt securities	42,868	353	3.27%	72,152	529	2.91%	48,561	400	3.27%
Interest-bearing deposits in other banks	75,295	434	2.29%	67,032	224	1.33%	50,397	254	2.00%
Average interest- earning assets	1,259,709	13,750	4.33%	1,178,037	12,047	4.06%	1,229,704	13,431	4.33%
Cash and due from banks	22,447			19,783			21,834
Premises and equipment, net	13,331			14,948			13,768
Goodwill and core deposit intangible, net	1,842			2,054			1,888
Other assets	31,488			37,138			33,084
Average total assets	$1,328,817			$1,251,960			$1,300,278

Interest-bearing liabilities:
Interest-bearing demand	$522,417	348	0.26%	$459,451	216	0.19%	$494,906	276	0.22%
Savings deposits	110,934	92	0.33%	111,725	54	0.19%	107,349	73	0.27%
Certificates of deposit	157,035	462	1.17%	194,886	547	1.11%	163,302	465	1.13%
Federal Home Loan Bank of San Francisco borrowings	—	—	—%	—	—	—%	22,283	121	2.15%
Other borrowings net of unamortized debt issuance costs	13,785	252	7.25%	17,211	285	6.57%	14,681	265	7.16%
Junior subordinated debentures	10,310	102	3.93%	10,310	76	2.92%	10,310	104	4.00%
Average interest-bearing liabilities	814,481	1,256	0.61%	793,583	1,178	0.59%	812,831	1,304	0.64%
Noninterest-bearing demand	367,457			316,961			343,948
Other liabilities	12,846			12,554			12,000
Shareholders’ equity	134,033			128,862			131,499
Average liabilities and shareholders’ equity	$1,328,817			$1,251,960			$1,300,278
Net interest income and net interest margin (4)		$12,494	3.93%		$10,869	3.66%		$12,127	3.91%
Tax equivalent net interest margin (3)			3.96%			3.75%			3.95%

(1) Interest income on loans includes deferred fees and costs of approximately $109 thousand, $123 thousand, and $75 thousand for the three months ended December 31, 2018, and 2017 and September 30, 2018, respectively.

(2) Net loans includes average nonaccrual loans of $4.1 million, $6.5 million and $3.8 million for the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% for 2018 and at a 34% tax rate for 2017. The amount of such adjustments was an addition to recorded income of approximately $94 thousand, $273 thousand and $106 thousand for the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively.

(4) Net interest margin is annualized net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 8b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Twelve Months Ended
	December 31, 2018			December 31, 2017
	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$915,360	$44,955	4.91%	$818,119	$39,112	4.78%
Taxable securities	207,407	5,165	2.49%	165,333	3,921	2.37%
Tax-exempt securities	50,330	1,629	3.24%	74,231	2,144	2.89%
Interest-bearing deposits in other banks	47,038	952	2.02%	66,872	772	1.15%
Average interest- earning assets	1,220,135	52,701	4.32%	1,124,555	45,949	4.09%
Cash and due from banks	20,468			18,301
Premises and equipment, net	13,952			15,567
Goodwill and core deposit intangible, net	1,917			2,136
Other assets	32,369			37,692
Average total assets	$1,288,841			$1,198,251

Interest-bearing liabilities:
Interest-bearing demand	$489,013	1,060	0.22%	$434,705	744	0.17%
Savings deposits	109,025	288	0.26%	111,376	200	0.18%
Certificates of deposit	168,183	1,910	1.14%	205,648	2,188	1.06%
Federal Home Loan Bank of San Francisco borrowings	22,466	435	1.94%	302	3	0.99%
Other borrowings net of unamortized debt issuance costs	15,143	1,077	7.11%	17,981	1,165	6.48%
Junior subordinated debentures	10,310	385	3.73%	10,310	287	2.78%
Average interest- bearing liabilities	814,140	5,155	0.63%	780,322	4,587	0.59%
Noninterest-bearing demand	332,197			289,735
Other liabilities	12,286			12,293
Shareholders’ equity	130,218			115,901
Average liabilities and shareholders’ equity	$1,288,841			$1,198,251
Net interest income and net interest margin (4)		$47,546	3.90%		$41,362	3.68%
Tax equivalent net interest margin (3)			3.93%			3.78%

(1) Interest income on loans includes deferred fees and costs of approximately $465 thousand and $546 thousand for the years December 31, 2018 and 2017, respectively.
(2) Net loans includes average nonaccrual loans of $4.2 million and $8.9 million for the years December 31, 2018 and 2017, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% tax rate for 2018 and at a 34% tax rate for 2017. The amount of such adjustments was an addition to recorded income of approximately $433 thousand and $1.1 million for the years December 31, 2018 and 2017, respectively.

(4) Net interest margin is annualized net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Beginning balance ALLL	$12,392	$12,388	$12,295	$11,925	$11,692
Provision for loan and lease losses	—	—	—	—	450
Loans charged-off	(279)	(198)	(382)	(390)	(451)
Loan loss recoveries	179	202	475	760	234
Ending balance ALLL	$12,292	$12,392	$12,388	$12,295	$11,925

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2018	2018	2018	2018	2017
Nonaccrual loans:
Commercial	$959	$899	$1,358	$1,109	$1,603
Real estate - commercial owner occupied	548	—	—	—	600
Real estate - residential - ITIN	2,388	2,571	2,613	2,839	2,909
Real estate - residential - 1-4 family mortgage	185	179	184	188	606
Real estate - residential - equity lines	43	44	44	45	45
Consumer and other	23	24	33	35	36
Total nonaccrual loans	4,146	3,717	4,232	4,216	5,799
Accruing troubled debt restructured loans:
Commercial	1,224	1,291	1,420	1,516	1,551
Real estate - commercial non-owner occupied	795	797	799	800	803
Real estate - residential - ITIN	4,484	4,535	4,592	4,554	4,614
Real estate - residential - equity lines	363	367	372	376	380
Total accruing troubled debt restructured loans	6,866	6,990	7,183	7,246	7,348

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$11,012	$10,707	$11,415	$11,462	$13,147

Gross loans outstanding at period end	$946,251	$927,480	$936,816	$900,420	$879,835

Impaired loans to gross loans	1.16%	1.15%	1.22%	1.27%	1.49%
Nonaccrual loans to gross loans	0.44%	0.40%	0.45%	0.47%	0.66%

Allowance for loan and lease losses as a percent of:
Gross loans	1.30%	1.34%	1.32%	1.37%	1.36%
Nonaccrual loans	296.48%	333.39%	292.72%	291.63%	205.64%
Impaired loans	111.62%	115.74%	108.52%	107.27%	90.71%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As a result of continued improved asset quality, no provision for loan and lease losses was necessary during the current quarter and the prior quarter. A provision for loan and lease losses of $450 thousand was recorded during the same quarter a year ago. Our ALLL as a percentage of gross loans was 1.30% as of December 31, 2018 compared to 1.36% as of December 31, 2017 and 1.34% as of September 30, 2018. Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at December 31, 2018. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At December 31, 2018, the recorded investment in loans classified as impaired totaled $11.0 million, with a corresponding specific reserve of $1.2 million compared to impaired loans of $13.1 million with a corresponding specific reserve of $1.2 million at December 31, 2017 and impaired loans of $10.7 million, with a corresponding specific reserve of $1.1 million at September 30, 2018.

TABLE 10
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2018	2018	2018	2018	2017
Nonaccrual	$2,693	$2,720	$3,218	$3,237	$3,581
Accruing	6,866	6,990	7,183	7,246	7,348
Total troubled debt restructurings	$9,559	$9,710	$10,401	$10,483	$10,929

Troubled debt restructurings as a percentage of total gross loans	1.01%	1.05%	1.11%	1.16%	1.24%

There were no new troubled debt restructurings during the three months ended December 31, 2018. As of December 31, 2018, we had 106 restructured loans that qualified as troubled debt restructurings, of which all were performing according to their restructured terms.

TABLE 11
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2018	2018	2018	2018	2017
Total nonaccrual loans	$4,146	$3,717	$4,232	$4,216	$5,799
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	4,146	3,717	4,232	4,216	5,799

Other real estate owned ("OREO")	31	136	140	60	35
Total nonperforming assets	$4,177	$3,853	$4,372	$4,276	$5,834

Nonperforming loans to gross loans	0.44%	0.40%	0.45%	0.47%	0.66%
Nonperforming assets to total assets	0.32%	0.29%	0.34%	0.34%	0.46%

TABLE 12
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At December 31,		Change		At September 30,
	2018	2017	$	%	2018
Assets:
Cash and due from banks	$23,692	$17,979	$5,713	32%	$21,316
Interest-bearing deposits in other banks	23,673	48,991	(25,318)	(52%)	69,920
Total cash and cash equivalents	47,365	66,970	(19,605)	(29%)	91,236

Securities available-for-sale, at fair value	256,928	267,954	(11,026)	(4%)	239,633
Loans, net of deferred fees and costs	948,178	881,545	66,633	8%	929,237
Allowance for loan and lease losses	(12,292)	(11,925)	(367)	3%	(12,392)
Net loans	935,886	869,620	66,266	8%	916,845

Premises and equipment, net	13,119	14,748	(1,629)	(11%)	13,495
Other real estate owned	31	35	(4)	(11%)	136
Life insurance	22,410	21,898	512	2%	22,282
Deferred tax asset, net	7,039	6,505	534	8%	8,084
Goodwill and core deposit intangible, net	1,841	2,030	(189)	(9%)	1,864
Other assets	22,485	19,661	2,824	14%	21,894
Total assets	$1,307,104	$1,269,421	$37,683	3%	$1,315,469

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$347,199	$305,650	$41,549	14%	$361,516
Demand - interest-bearing	517,295	496,990	20,305	4%	510,553
Savings	114,840	110,837	4,003	4%	111,388
Certificates of deposit	152,382	189,255	(36,873)	(19%)	161,304
Total deposits	1,131,716	1,102,732	28,984	3%	1,144,761

Term debt:
Other borrowings	13,496	17,096	(3,600)	(21%)	14,396
Unamortized debt issuance costs	(91)	(138)	47	(34%)	(103)
Net term debt	13,405	16,958	(3,553)	(21%)	14,293

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	13,352	12,157	1,195	10%	13,136
Total liabilities	1,168,783	1,142,157	26,626	2%	1,182,500

Shareholders' equity:
Common stock	52,284	51,830	454	1%	52,191
Retained earnings	89,045	75,700	13,345	18%	84,857
Accumulated other comprehensive loss, net of tax	(3,008)	(266)	(2,742)	1,031%	(4,079)
Total shareholders' equity	138,321	127,264	11,057	9%	132,969

Total liabilities and shareholders' equity	$1,307,104	$1,269,421	$37,683	3%	$1,315,469

Total interest-earning assets	$1,233,049	$1,198,942	$34,107	3%	$1,244,581
Shares outstanding	16,334	16,272	62	—%	16,330
Book value per share	$8.47	$7.82	$0.65	8%	$8.14
Tangible book value per share (1)	$8.36	$7.70	$0.66	9%	$8.03

(1) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 13
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Twelve Months Ended
	December 31,		Change		September 30,	December 31,
	2018	2017	$	%	2018	2018	2017
Interest income:
Interest and fees on loans	$11,494	$10,083	$1,411	14%	$11,568	$44,955	$39,112
Interest on taxable securities	1,469	1,211	258	21%	1,209	5,165	3,921
Interest on tax-exempt securities	353	529	(176)	(33%)	400	1,629	2,144
Interest on interest-bearing deposits in other banks	434	224	210	94%	254	952	772
Total interest income	13,750	12,047	1,703	14%	13,431	52,701	45,949
Interest expense:
Interest on demand deposits	348	216	132	61%	276	1,060	744
Interest on savings deposits	92	54	38	70%	73	288	200
Interest on certificates of deposit	462	547	(85)	(16%)	465	1,910	2,188
Interest on Federal Home Loan Bank of San Francisco borrowings	—	—	—	—%	121	435	3
Interest on other borrowings	252	285	(33)	(12%)	265	1,077	1,165
Interest on junior subordinated debentures	102	76	26	34%	104	385	287
Total interest expense	1,256	1,178	78	7%	1,304	5,155	4,587
Net interest income	12,494	10,869	1,625	15%	12,127	47,546	41,362
Provision for loan and lease losses	—	450	(450)	(100%)	—	—	950
Net interest income after provision for loan and lease losses	12,494	10,419	2,075	20%	12,127	47,546	40,412
Noninterest income:
Service charges on deposit accounts	161	141	20	14%	170	682	542
ATM and point of sale fees	283	266	17	6%	282	1,131	1,093
Fees on payroll and benefit processing	178	173	5	3%	159	652	658
Life insurance	128	135	(7)	(5%)	128	512	1,050
Gain (loss) on investment securities, net	3	(2)	5	250%	1	44	137
Federal Home Loan Bank of San Francisco dividends	201	81	120	148%	104	480	318
Gain (loss) on sale of OREO	64	346	(282)	(82%)	(7)	73	368
Insured cash sweep fees	—	4	(4)	(100%)	—	—	197
Other income	114	138	(24)	(17%)	106	445	461
Total noninterest income	1,132	1,282	(150)	(12%)	943	4,019	4,824

TABLE 13 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Twelve Months Ended
	December 31,		Change		September 30,	December 31,
	2018	2017	$	%	2018	2018	2017
Noninterest expense:
Salaries and related benefits	4,812	4,523	289	6%	4,529	18,709	17,819
Premises and equipment	943	1,073	(130)	(12%)	1,017	4,047	4,242
Federal Deposit Insurance Corporation insurance premium	93	88	5	6%	94	376	318
Data processing fees	512	455	57	13%	518	1,933	1,749
Professional service fees	436	279	157	56%	336	1,431	1,398
Telecommunications	145	226	(81)	(36%)	55	594	879
Acquisition	802	—	802	100%	42	844	—
Other expenses	1,125	1,247	(122)	(10%)	1,043	4,272	4,559
Total noninterest expense	8,868	7,891	977	12%	7,634	32,206	30,964
Income before provision for income taxes	4,758	3,810	948	25%	5,436	19,359	14,272
Provision for income taxes:
Reversal of uncertain tax position	(988)	—	(988)	100%	—	(988)	—
Benefit from cost segregation study and tangible property review	(484)	—	(484)	100%	—	(484)	—
Net deferred tax asset write-down	—	2,490	(2,490)	(100%)	—	—	2,490
Provision for income taxes from operations	1,391	1,313	78	6%	1,404	5,101	4,438
Total provision for income taxes	(81)	3,803	(3,884)	(102%)	1,404	3,629	6,928
Net income	$4,839	$7	$4,832	100%	$4,032	$15,730	$7,344

Basic earnings per share	$0.30	$—	$0.30	100%	$0.25	$0.97	$0.48
Average basic shares	16,265	16,195	70	—%	16,252	16,248	15,207
Diluted earnings per share	$0.30	$—	$0.30	100%	$0.25	$0.96	$0.48
Average diluted shares	16,345	16,306	39	—%	16,342	16,332	15,310

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Earning assets:
Loans	$923,409	$930,863	$922,687	$883,876	$839,004
Taxable securities	218,137	199,883	206,247	205,302	199,849
Tax exempt securities	42,868	48,561	50,306	59,789	72,152
Interest-bearing deposits in other banks	75,295	50,397	29,041	32,915	67,032
Total earning assets	1,259,709	1,229,704	1,208,281	1,181,882	1,178,037

Cash and due from banks	22,447	21,834	19,880	17,641	19,783
Premises and equipment, net	13,331	13,768	14,167	14,557	14,948
Goodwill and core deposit intangible, net	1,842	1,888	1,943	1,998	2,054
Other assets	31,488	33,084	32,426	32,485	37,138
Total assets	$1,328,817	$1,300,278	$1,276,697	$1,248,563	$1,251,960

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$367,457	$343,948	$309,199	$307,397	$316,961
Demand - interest-bearing	522,417	494,906	467,651	470,440	459,451
Savings	110,934	107,349	107,108	110,725	111,725
Certificates of deposit	157,035	163,302	170,824	181,901	194,886
Total deposits	1,157,843	1,109,505	1,054,782	1,070,463	1,083,023

Federal Home Loan Bank of San Francisco borrowings	—	22,283	55,275	12,444	—
Other borrowings net of unamortized debt issuance costs	13,785	14,681	15,614	16,528	17,211
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	12,846	12,000	12,535	11,749	12,554
Total liabilities	1,194,784	1,168,779	1,148,516	1,121,494	1,123,098

Shareholders' equity	134,033	131,499	128,181	127,069	128,862
Liabilities & shareholders' equity	$1,328,817	$1,300,278	$1,276,697	$1,248,563	$1,251,960

TABLE 15
UNAUDITED CONDENSED CONSOLIDATED
ANNUAL AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2016	2015
Earning assets:
Loans	$915,360	$818,119	$752,938	$699,227
Taxable securities	207,407	165,333	120,884	120,897
Tax exempt securities	50,330	74,231	75,303	77,089
Interest-bearing deposits in other banks	47,038	66,872	58,668	30,323
Total earning assets	1,220,135	1,124,555	1,007,793	927,536

Cash and due from banks	20,468	18,301	15,831	11,220
Premises and equipment, net	13,952	15,567	15,078	11,552
Goodwill and core deposit intangible, net	1,917	2,136	1,888	—
Other assets	32,369	37,692	39,160	42,423
Total assets	$1,288,841	$1,198,251	$1,079,750	$992,731

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$332,197	$289,735	$226,368	$156,578
Demand - interest-bearing	489,013	434,705	374,170	283,105
Savings	109,025	111,376	104,771	92,659
Certificates of deposit	168,183	205,648	221,074	238,626
Total deposits	1,098,418	1,041,464	926,383	770,968

Federal Home Loan Bank of San Francisco borrowings	22,466	302	17,856	87,548
Other borrowings net of unamortized debt issuance costs	15,143	17,981	19,430	1,326
Junior subordinated debentures	10,310	10,310	10,310	10,310
Other liabilities	12,286	12,293	13,217	16,588
Total liabilities	1,158,623	1,082,350	987,196	886,740

Shareholders' equity	130,218	115,901	92,554	105,991
Liabilities & shareholders' equity	$1,288,841	$1,198,251	$1,079,750	$992,731

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea M. Newburn, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959